Rockdale Resources Corporation 8-K/A

Exhibit 99.3

Rockdale Resources Corporation

Unaudited Pro-forma Statement of Operations

Year Ended December 31, 2014

	Rockdale Resources	SUDS Properties	Combined
Oil and gas sales	$683,536	$24,066	707,602

Operating expenses
Lease operating expense	290,557	33,156	323,713
Production tax	29,748	1,733	31,481
General and administrative expenses	1,756,668	—	1,756,668
Depreciation, depletion and amortization	165,943	—	165,943
Asset retirement obligation	1,872	—	1,872
Total operating expenses	2,244,788	34,889	2,279,677

Loss from operations	(1,561,252)	(10,823)	(1,572,075)

Interest (expense)	(113,281)	—	(113,281)

Net loss	$(1,674,533)	$(10,823)	(1,685,356)

Rockdale Resources Corporation
Unaudited Pro-forma Statement of Operations
Six Months Ended June 30, 2015
(unaudited)

	Rockdale Resources	SUDS Properties	Combined
Oil and gas sales	$128,159	$10,456	138,615

Operating expenses
Lease operating expense	134,054	16,270	150,324
Production tax	5,917	753	6,670
General and administrative expenses	243,482	—	243,482
Depreciation, depletion and amortization	59,210	—	59,210
Impairment of oil & gas properties	668,073	—	668,073
Total operating expenses	1,110,736	17,023	1,127,759

Loss from operations	(982,577)	(6,567)	(989,144)

Interest expense	(88,030)	—	(88,030)
Loss on conversion of debt	(69,107)	—	(69,107)
Other income	8,484	—	8,484

Net loss	$(1,131,230)	$(6,567)	(1,137,797)